EXHIBIT 21

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Subsidiaries	Ownership Percentage	State of Incorporation
First Advantage Corporation Wholly-Owned Subsidiaries
Accufacts Pre-Employment Screening, Inc.*	100.00	DE
American Driving Records, Inc.*	100.00	CA
Bar None, Inc.	100.00	DE
Credit Management Solutions, Inc.* (fka First American Credit Management Solutions, Inc.)	100.00	DE
FA Locate, Inc. (fka US Search.com, Inc.)	100.00	DE
First Advantage Australasia Pty Ltd* (fka Refsure Worldwide Pty Ltd)	100.00	Australia
First Advantage Background Services Corp.* (fka Hirecheck, Inc.)	100.00	FL
First Advantage Canada, Inc. (fka Infocheck)	100.00	Ontario, Canada
First Advantage Credco, LLC* (fka First Advantage CIG, LLC)	100.00	DE
First Advantage Enterprise Screening Corporation	100.00	DE
First Advantage Eurasia Litigation Consulting SPRL/BVBA[1]	100.00	Belgium
First Advantage Europe Ltd (fka R.E. Austin Limited)	100.00	UK
First Advantage Litigation Consulting, LLC (fka First Advantage Corefacts, LLC)	100.00	VA
First Advantage Membership Services, Inc. (fka First American Membership Services, Inc.)	100.00	CA
First Advantage Occupational Health Services Corp (fka Employee Health Programs, Inc.)	100.00	FL
First Advantage Philippines, Inc.	100.00	Philippines
First Advantage Public Records, LLC	100.00	DE
First Advantage Quest Research Corporation*	100.00	Cayman Islands
First Advantage SafeRent, Inc.*	100.00	DE
First Advantage Tax Consulting Services, LLC (fka CIC Enterprises, LLC)	100.00	DE
First American Indian Holdings, LLC*	100.00	DE
Jenark Business Systems, Inc.	100.00	MD
LeadClick Holding Company, LLC* (30% owned by First American Real Estate Information Services, Inc.)	70.00	DE
National Background Data, LLC	100.00	DE
National Data Registry, LLC	100.00	DE
Omega Insurance Services, Inc.	100.00	FL
PrideRock Holding Company, Inc.	60.00	AL
Quantitative Risk Solutions LLC dba First Advantage Supply Security Division	100.00	AZ
Realeum, Inc.	100.00	DE
Teletrack, Inc.*	100.00	GA
Teletrack UK Limited	100.00	UK

Second Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)

Subsidiaries of: Credit Management Solutions, Inc.
CreditReportsPlus, LLC	100.00	MD

Subsidiaries of First Advantage Australasia Pty Ltd.
First Advantage Australia Pty Ltd (fka Australian Background Pty Ltd)	100.00	Australia
NZ Background (2006) Limited	100.00	New Zealand

[1]	First Advantage Eurasia Litigation Consulting SPRL/BVBA has a UK Branch (former DataSec office)

FIRST ADVANTAGE CORPORATION SUBSIDIARIES

Subsidiaries	Ownership Percentage	State of Incorporation
Second Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)

Subsidiaries of First Advantage Background Services Corp.
Decision HR USA, Inc.*	100.00	DE
First Advantage Hiring Management Systems Limited (fka Recruiternet (Europe) Ltd)	100.00	UK
First Advantage Talent Management Services, LLC	100.00	DE

Subsidiaries of First Advantage Credco, LLC:
First American Credco of Puerto Rico, Inc.	100.00	DE
First Canadian Credco, Inc.	100.00	Ontario, Canada

Subsidiary of First American Indian Holdings, LLC and American Driving Records, Inc.
First Advantage Offshore Services Private Limited (fka ZappApp Indian Private, Ltd.)	100.00	India

Second Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)

Subsidiaries of: First Advantage Quest Research Corporation (Cayman Islands)
First Advantage Quest Research Group Ltd*	100.00	British Virgin Islands
First Advantage Japan KK (fka Brooke Consulting Limited)	100.00	Japan
First Advantage Quest Research (Beijing) Co. Ltd.	100.00	Beijing, China

Subsidiaries of First Advantage SafeRent, Inc
Multifamily Community Insurance Agency, Inc.	100.00	MD

Subsidiaries of Leadclick Holding Company, Inc.
Leadclick Media, Inc. (Remaining stock owned by Raaboom LLC)	83.5	CA

Subsidiaries of: Teletrack, Inc.
Teletrack Canada, Inc.	100.00	Ontario, Canada

Third Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)

Subsidiary of First Advantage Quest Research Group Ltd (BVI)
First Advantage Limited* (fka First Advantage Quest Research Limited)	100.00	Hong Kong
First Advantage Pte. Ltd (fka First Advantage Quest Research PTE Ltd)	100.00	Singapore
First Advantage Quest Research Limited*	100.00	British Virgin Islands

Third Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)

Subsidiaries of DecisionHR USA, Inc.
DecisionHR, Inc.	100.00	FL
Decision HR I, Inc.	100.00	FL
DecisionHR II, Inc.	100.00	FL
DecisionHR V, Inc.	100.00	FL
DecisionHR 30, Inc.	100.00	FL
Decision Payroll Services, Inc.	100.00	FL
DecisionHR VII, Inc. (fka DecisionPEO VII, Inc.)	100.00	OK
DecisionHR XIII, Inc. (fka Decision Transmitting Services, Inc)	100.00	GA
DecisionHR VIII, Inc. (fka Staffing Decision, Inc.)	100.00	FL
DecisionHR IX, Inc. (fka TempStaff, Inc.)	100.00	FL

Fourth Tier Subsidiaries (First Advantage Corporation is the Ultimate Controlling Parent)

Subsidiaries of First Advantage Limited (Hong Kong)
First Advantage Quest Research PTY, Ltd (Australia) (In process of being deregistered per SN)	100.00	Australia

Subsidiaries of First Advantage Limited (Hong Kong) and First Advantage Quest Research Limited (BVI)
First Advantage Private Limited (fka First Advantage Quest Research Private Limited)	100.00	India